Exhibit 99

Snap-on Announces Third Quarter 2011 Results

Diluted EPS of $1.16;
Operating earnings of $115.1 million up 37.4%;
Sales of $697.2 million up 6.8%

KENOSHA, Wis.--(BUSINESS WIRE)--October 20, 2011--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks, today announced operating results for the third quarter of 2011.

  Sales of $697.2 million increased $44.1 million, or 6.8%, from 2010 levels; excluding $19.6 million of favorable foreign currency translation, organic sales increased 3.6%.
  Operating earnings of $115.1 million increased $31.3 million, or 37.4%, from 2010 levels, including $15.8 million of higher year-over-year earnings from financial services and $7.1 million of lower corporate expenses, largely due to favorable mark-to-market adjustments in the quarter.
  The third quarter 2011 effective income tax rate of 31.7% was lower than anticipated primarily due to the favorable resolution of certain tax matters.
  Net earnings of $67.8 million, or $1.16 per diluted share, compared with net earnings of $46.5 million, or $0.80 per diluted share, a year ago.

“We are pleased with our results for the third quarter, which we believe provide further evidence of the progress being made along each of our runways for coherent growth: enhancing the franchise network, expanding in the vehicle repair garage, extending to critical industries and building in emerging markets,” said Nick Pinchuk, Snap-on chairman and chief executive officer. “As testimony to our success in creating positive runway, and to the effectiveness of our Snap-on Value Creation processes, we are honored to have been recognized by Frost & Sullivan’s 2011 survey of U.S. automotive technicians as the overall best brand, by wide margins, in hand tools, diagnostics, tool storage, power tools and pneumatic/air tools. This overwhelming endorsement reflects our continuing progress in connecting with customers and translating the resulting insight into winning innovation. Finally, our third quarter reflects significant effort and achievement across the company and I thank our franchisees and associates worldwide for their continued contributions and commitment to our team.”

Segment Results

Commercial & Industrial Group segment sales of $278.3 million in the third quarter increased $17.3 million, or 6.6%, from 2010 levels; excluding $10.2 million of favorable foreign currency translation, organic sales were up 2.6%.

Operating earnings of $29.6 million in the period compared with $30.6 million last year. As a percentage of sales, operating earnings of 10.6% in the third quarter compared with 11.7% a year ago.

Snap-on Tools Group segment sales of $279.6 million in the third quarter rose $20.9 million, or 8.1%, from 2010 levels; excluding $5.0 million of favorable foreign currency translation, organic sales for the Group increased 6.0%.

Operating earnings of $35.6 million in the period were up $7.4 million from 2010 levels. As a percentage of sales, operating earnings of 12.7% in the third quarter increased from 10.9% a year ago.

Repair Systems & Information Group segment sales of $222.6 million in the third quarter increased $15.2 million, or 7.3%, from 2010 levels; excluding $5.2 million of favorable foreign currency translation, organic sales rose 4.7%.

Operating earnings of $43.7 million in the period increased $2.0 million from 2010 levels. As a percentage of sales, operating earnings of 19.6% in the third quarter compared with 20.1% a year ago.

Financial Services operating earnings were $20.8 million on $32.7 million of revenue in the third quarter of 2011, as compared to operating earnings of $5.0 million on $17.2 million of revenue in the third quarter of 2010. The year-over-year increase in both revenues and operating earnings primarily reflects the continued growth of the on-book finance portfolio.

Corporate expenses of $14.6 million in the third quarter of 2011 decreased $7.1 million from prior-year levels. In the quarter, the change in the company’s stock price resulted in $7.8 million of benefits related to stock-based (mark-to-market) compensation. Corporate expenses also included $3.1 million of expected higher year-over-year pension expense.

Outlook

Snap-on continues to anticipate that capital expenditures in 2011 will approximate $65 million, of which $46.6 million was spent in the first nine months of 2011. We also expect to incur approximately $13 million of higher year-over-year pension expense in 2011 largely due to the amortization of investment losses incurred in 2008 related to our domestic pension plan assets. Snap-on now anticipates that its full year 2011 effective income tax rate will approximate 33.0%.

Conference Call and Webcast October 20, 2011, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, October 20, 2011, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit www.snapon.com/sna and click on the link toward the bottom of the page. Additional detail about Snap-on is also available on the Snap-on web site.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, equipment, diagnostics, repair information and systems solutions for professional users performing critical tasks. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as customers in industry, government, agriculture, aviation and natural resources. Products and services are sold through the company’s franchisee, company-direct, distributor and Internet channels. Founded in 1920, Snap-on is a $2.6 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release contains statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended January 1, 2011, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com.

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2011	2010	2011	2010

Net sales	$697.2	$653.1	$2,117.6	$1,922.3
Cost of goods sold	(367.9)	(351.9)	(1,115.5)	(1,029.7)
Gross profit	329.3	301.2	1,002.1	892.6
Operating expenses	(235.0)	(222.4)	(721.7)	(663.1)
Operating earnings before financial services	94.3	78.8	280.4	229.5

Financial services revenue	32.7	17.2	88.8	40.8
Financial services expenses	(11.9)	(12.2)	(38.0)	(35.8)
Operating earnings from financial services
before arbitration settlement	20.8	5.0	50.8	5.0
Arbitration settlement	-	-	18.0	-
Operating earnings from financial services	20.8	5.0	68.8	5.0

Operating earnings	115.1	83.8	349.2	234.5
Interest expense	(15.1)	(13.5)	(47.7)	(40.7)
Other income (expense) – net	(1.7)	0.7	-	0.2
Earnings before income taxes and
equity earnings	98.3	71.0	301.5	194.0
Income tax expense	(30.5)	(23.8)	(97.5)	(63.1)
Earnings before equity earnings	67.8	47.2	204.0	130.9
Equity earnings, net of tax	2.0	1.1	3.7	2.3
Net earnings	69.8	48.3	207.7	133.2
Net earnings attributable to noncontrolling interests	(2.0)	(1.8)	(5.7)	(4.6)
Net earnings attributable to Snap-on Inc.	$67.8	$46.5	$202.0	$128.6

Net earnings per share attributable to Snap-on Inc.:
Basic	$1.16	$0.80	$3.47	$2.22
Diluted	1.16	0.80	3.44	2.20

Weighted-average shares outstanding:
Basic	58.2	58.1	58.2	58.0
Effect of dilutive options	0.5	0.3	0.5	0.3
Diluted	58.7	58.4	58.7	58.3

	SNAP-ON INCORPORATED
	Supplemental Segment Information
	(Amounts in millions)
	(unaudited)

		Three Months Ended		Nine Months Ended
		October 1,	October 2,	October 1,	October 2,
		2011	2010	2011	2010

	Net sales:
	Commercial & Industrial Group	$278.3	$261.0	$830.4	$766.7
	Snap-on Tools Group	279.6	258.7	860.6	771.7
	Repair Systems & Information Group	222.6	207.4	684.1	615.4
	Segment net sales	780.5	727.1	2,375.1	2,153.8
	Intersegment eliminations	(83.3)	(74.0)	(257.5)	(231.5)
	Total net sales	$697.2	$653.1	$2,117.6	$1,922.3
	Financial Services revenue	32.7	17.2	88.8	40.8
	Total revenues	$729.9	$670.3	$2,206.4	$1,963.1

	Operating earnings:
	Commercial & Industrial Group	$29.6	$30.6	$90.4	$81.5
	Snap-on Tools Group	35.6	28.2	118.9	88.2
	Repair Systems & Information Group	43.7	41.7	135.5	118.7
	Financial Services*	20.8	5.0	68.8	5.0
	Segment operating earnings	129.7	105.5	413.6	293.4
	Corporate	(14.6)	(21.7)	(64.4)	(58.9)
	Operating earnings	$115.1	$83.8	$349.2	$234.5
	Interest expense	(15.1)	(13.5)	(47.7)	(40.7)
	Other income (expense) – net	(1.7)	0.7	-	0.2
	Earnings before income taxes
	and equity earnings	$98.3	$71.0	$301.5	$194.0

*	Financial Services' operating earnings for the nine month period ended October 1, 2011, includes an $18.0 million pretax gain from a second quarter 2011 arbitration settlement.

SNAP-ON INCORPORATED
Reconciliation of Non-GAAP Financial Measures
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2011	2010	2011	2010
AS REPORTED
Net sales	$697.2	$653.1	$2,117.6	$1,922.3
Financial services revenue	32.7	17.2	88.8	40.8
Total revenues	$729.9	$670.3	$2,206.4	$1,963.1

PRO FORMA INFORMATION

1) Operating earnings
As reported	$115.1	$83.8	$349.2	$234.5
Less: Arbitration settlement gain	-	-	(18.0)	-
Excluding arbitration settlement gain	$115.1	$83.8	$331.2	$234.5

Operating earnings as a percentage of total revenues
As reported	15.8%	12.5%	15.8%	11.9%
Excluding arbitration settlement gain	15.8%	12.5%	15.0%	11.9%

2) Arbitration settlement gain
As reported	$-	$-	$18.0	$-
Income tax expense	-	-	(6.9)	-
Arbitration settlement gain, net of tax	$-	$-	$11.1	$-

Weighted-average shares outstanding - Diluted	58.7	58.4	58.7	58.3

Diluted EPS - Arbitration settlement gain	$-	$-	$0.19	$-

3) Net earnings attributable to Snap-on Incorporated
As reported	$67.8	$46.5	$202.0	$128.6
Less: Arbitration settlement gain, net of tax	-	-	(11.1)	-
Excluding arbitration settlement gain	$67.8	$46.5	$190.9	$128.6

4) Diluted EPS
As reported	$1.16	$0.80	$3.44	$2.20
Less: Diluted EPS - Arbitration settlement gain	-	-	(0.19)	-
Excluding arbitration settlement gain	$1.16	$0.80	$3.25	$2.20

Snap-on is providing the above reconciliations of non-GAAP financial measures (excluding the $18.0 million pretax arbitration settlement gain recorded in the second quarter of 2011) as management believes that these non-GAAP measures provide a more meaningful year-over-year comparison of the company's 2011 operating performance.

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	October 1,	January 1,
	2011	2011

Assets
Cash and cash equivalents	$185.7	$572.2
Trade and other accounts receivable – net	449.6	443.3
Finance receivables – net	264.0	215.3
Contract receivables – net	48.4	45.6
Inventories – net	399.7	329.4
Deferred income tax assets	94.8	87.0
Prepaid expenses and other assets	81.1	72.7
Total current assets	1,523.3	1,765.5

Property and equipment – net	353.3	344.0
Deferred income tax assets	96.2	91.5
Long-term finance receivables – net	414.3	345.7
Long-term contract receivables – net	157.7	119.3
Goodwill	808.2	798.4
Other intangibles – net	189.8	192.8
Other assets	87.3	72.2
Total Assets	$3,630.1	$3,729.4

Liabilities and Shareholders' Equity
Notes payable and current maturities of long-term debt	$13.9	$216.0
Accounts payable	132.0	146.1
Accrued benefits	48.2	45.0
Accrued compensation	79.4	86.7
Franchisee deposits	46.9	40.4
Other accrued liabilities	249.0	346.9
Total current liabilities	569.4	881.1

Long-term debt	968.0	954.8
Deferred income tax liabilities	97.6	94.4
Retiree health care benefits	56.6	59.6
Pension liabilities	275.3	246.1
Other long-term liabilities	89.0	89.0
Total Liabilities	2,055.9	2,325.0

Shareholders' Equity
Shareholders' Equity attributable to Snap-on Inc.
Common stock	67.3	67.3
Additional paid-in capital	195.6	169.2
Retained earnings	1,789.6	1,644.1
Accumulated other comprehensive loss	(87.0)	(104.8)
Treasury stock at cost	(407.6)	(387.3)
Total Shareholders' Equity attributable to Snap-on Inc.	1,557.9	1,388.5
Noncontrolling interests	16.3	15.9
Total Shareholders' Equity	1,574.2	1,404.4
Total Liabilities and Shareholders' Equity	$3,630.1	$3,729.4

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Three Months Ended
	October 1,	October 2,
	2011	2010

Operating activities:
Net earnings	$69.8	$48.3
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	12.6	11.9
Amortization of other intangibles	6.2	6.1
Provision for losses on finance receivables	2.3	3.5
Provision for losses on non-finance receivables	4.4	4.4
Stock-based compensation expense	0.2	4.3
Excess tax benefits from stock-based compensation	(0.2)	(0.4)
Deferred income tax benefit	(4.8)	(7.7)
Gain on sale of assets	(0.1)	(1.2)
Changes in operating assets and liabilities:
(Increase) decrease in trade and other accounts receivable	(11.9)	(16.5)
(Increase) decrease in contract receivables	(21.3)	(19.5)
(Increase) decrease in inventories	(19.4)	(12.8)
(Increase) decrease in prepaid and other assets	(9.0)	-
Increase (decrease) in accounts payable	(4.2)	(5.9)
Increase (decrease) in accruals and other liabilities	17.4	(4.3)
Net cash provided by operating activities	42.0	10.2

Investing activities:
Additions to finance receivables	(124.9)	(128.2)
Collections of finance receivables	89.0	62.8
Capital expenditures	(13.3)	(10.5)
Disposal of property and equipment	0.3	6.0
Net cash used by investing activities	(48.9)	(69.9)

Financing activities:
Repayment of long-term debt	(200.0)	-
Proceeds from short-term borrowings	4.0	8.3
Repayments of short-term borrowings	(4.3)	(5.6)
Net increase (decrease) in other short-term borrowings	(0.4)	0.2
Purchase of treasury stock	(2.9)	-
Proceeds from stock purchase and option plans	1.8	3.3
Cash dividends paid	(19.0)	(17.6)
Excess tax benefits from stock-based compensation	0.2	0.4
Other	(2.3)	(2.1)
Net cash used by financing activities	(222.9)	(13.1)

Effect of exchange rate changes on cash and cash equivalents	(2.7)	1.9
Decrease in cash and cash equivalents	(232.5)	(70.9)

Cash and cash equivalents at beginning of period	418.2	430.8
Cash and cash equivalents at end of period	$185.7	$359.9

Supplemental cash flow disclosures:
Cash paid for interest	$(34.6)	$(25.9)
Net cash paid for income taxes	(36.9)	(40.9)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Nine Months Ended
	October 1,	October 2,
	2011	2010

Operating activities:
Net earnings	$207.7	$133.2
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	36.8	36.6
Amortization of other intangibles	18.6	17.9
Provision for losses on finance receivables	8.7	11.5
Provision for losses on non-finance receivables	12.6	16.3
Stock-based compensation expense	12.4	10.3
Excess tax benefits from stock-based compensation	(2.2)	(0.6)
Deferred income tax benefit	(9.2)	(24.7)
Gain on sale of assets	-	(1.2)
Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) decrease in trade and other accounts receivable	(15.3)	(40.1)
(Increase) decrease in contract receivables	(43.3)	(44.3)
(Increase) decrease in inventories	(69.2)	(49.0)
(Increase) decrease in prepaid and other assets	(34.0)	(23.1)
Increase (decrease) in accounts payable	(14.0)	8.3
Increase (decrease) in accruals and other liabilities	(53.4)	25.0
Net cash provided by operating activities	56.2	76.1

Investing activities:
Additions to finance receivables	(386.5)	(374.5)
Collections of finance receivables	259.7	171.1
Capital expenditures	(46.6)	(22.8)
Acquisition of business	-	(7.7)
Disposal of property and equipment	3.0	7.8
Other	0.2	-
Net cash used by investing activities	(170.2)	(226.1)

Financing activities:
Repayment of long-term debt	(200.0)	(150.0)
Proceeds from short-term borrowings	15.2	18.5
Repayments of short-term borrowings	(16.3)	(17.3)
Net increase (decrease) in other short-term borrowings	(0.4)	0.7
Purchase of treasury stock	(37.4)	-
Proceeds from stock purchase and option plans	28.1	16.3
Cash dividends paid	(56.5)	(52.6)
Excess tax benefits from stock-based compensation	2.2	0.6
Other	(6.5)	(6.0)
Net cash used by financing activities	(271.6)	(189.8)

Effect of exchange rate changes on cash and cash equivalents	(0.9)	0.3
Decrease in cash and cash equivalents	(386.5)	(339.5)

Cash and cash equivalents at beginning of year	572.2	699.4
Cash and cash equivalents at end of period	$185.7	$359.9

Supplemental cash flow disclosures:
Cash paid for interest	$(58.9)	$(54.6)
Net cash paid for income taxes	(108.8)	(93.6)

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Three Months Ended		Three Months Ended
	October 1,	October 2,	October 1,	October 2,
	2011	2010	2011	2010

Net sales	$697.2	$653.1	$-	$-
Cost of goods sold	(367.9)	(351.9)	-	-
Gross profit	329.3	301.2	-	-
Operating expenses	(235.0)	(222.4)	-	-
Operating earnings before financial services	94.3	78.8	-	-

Financial services revenue	-	-	32.7	17.2
Financial services expenses	-	-	(11.9)	(12.2)
Operating earnings from financial services	-	-	20.8	5.0

Operating earnings	94.3	78.8	20.8	5.0
Interest expense	(14.8)	(13.5)	(0.3)	-
Intersegment interest income (expense) – net	9.5	6.8	(9.5)	(6.8)
Other income (expense) – net	(1.6)	0.9	(0.1)	(0.2)
Earnings (loss) before income taxes and
equity earnings	87.4	73.0	10.9	(2.0)
Income tax (expense) benefit	(26.6)	(24.4)	(3.9)	0.6
Earnings (loss) before equity earnings	60.8	48.6	7.0	(1.4)
Financial services – net earnings (loss)
attributable to Snap-on Inc.	7.0	(1.4)	-	-
Equity earnings, net of tax	2.0	1.1	-	-
Net earnings (loss)	69.8	48.3	7.0	(1.4)
Net earnings attributable to noncontrolling interests	(2.0)	(1.8)	-	-
Net earnings (loss) attributable to Snap-on Inc.	$67.8	$46.5	$7.0	$(1.4)

* Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Statements of Earnings
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	Nine Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2011	2010	2011	2010

Net sales	$2,117.6	$1,922.3	$-	$-
Cost of goods sold	(1,115.5)	(1,029.7)	-	-
Gross profit	1,002.1	892.6	-	-
Operating expenses	(721.7)	(663.1)	-	-
Operating earnings before financial services	280.4	229.5	-	-

Financial services revenue	-	-	88.8	40.8
Financial services expenses	-	-	(38.0)	(35.8)
Operating earnings from financial services
before arbitration settlement	-	-	50.8	5.0
Arbitration settlement	-	-	18.0	-
Operating earnings from financial services	-	-	68.8	5.0

Operating earnings	280.4	229.5	68.8	5.0
Interest expense	(46.7)	(40.7)	(1.0)	-
Intersegment interest income (expense) – net	26.2	16.4	(26.2)	(16.4)
Other income (expense) – net	-	0.3	-	(0.1)
Earnings (loss) before income taxes and
equity earnings	259.9	205.5	41.6	(11.5)
Income tax (expense) benefit	(82.2)	(67.7)	(15.3)	4.6
Earnings (loss) before equity earnings	177.7	137.8	26.3	(6.9)
Financial services – net earnings (loss)
attributable to Snap-on Inc.	26.3	(6.9)	-	-
Equity earnings, net of tax	3.7	2.3	-	-
Net earnings (loss)	207.7	133.2	26.3	(6.9)
Net earnings attributable to noncontrolling interests	(5.7)	(4.6)	-	-
Net earnings (loss) attributable to Snap-on Inc.	$202.0	$128.6	$26.3	$(6.9)

* Snap-on Incorporated with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

SNAP-ON INCORPORATED
Supplemental Consolidating Data - Condensed Balance Sheets
(Amounts in millions)
(unaudited)

	Operations*		Financial Services
	October 1,	January 1,	October 1,	January 1,
	2011	2011	2011	2011

Assets
Cash and cash equivalents	$181.9	$462.6	$3.8	$109.6
Intersegment receivables	10.3	6.7	-	-
Trade and other accounts receivable – net	447.9	434.5	1.7	8.8
Finance receivables – net	-	-	264.0	215.3
Contract receivables – net	6.5	7.9	41.9	37.7
Inventories – net	399.7	329.4	-	-
Deferred income tax assets	92.2	82.4	2.6	4.6
Prepaid expenses and other assets	84.2	74.1	-	0.7
Total current assets	1,222.7	1,397.6	314.0	376.7

Property and equipment – net	352.3	343.0	1.0	1.0
Investment in Financial Services	135.7	134.4	-	-
Deferred income tax assets	90.9	75.7	5.3	15.8
Long-term finance receivables – net	-	-	414.3	345.7
Long-term contract receivables – net	8.0	8.4	149.7	110.9
Goodwill	808.2	798.4	-	-
Other intangibles – net	189.8	192.8	-	-
Other assets	87.8	72.8	1.0	0.5
Total Assets	$2,895.4	$3,023.1	$885.3	$850.6

Liabilities and Shareholders' Equity
Notes payable and current maturities of long-term debt	$13.9	$216.0	$-	$-
Accounts payable	125.6	129.6	6.4	16.5
Intersegment payables	-	-	10.3	6.7
Accrued benefits	48.1	45.0	0.1	-
Accrued compensation	76.5	83.4	2.9	3.3
Franchisee deposits	46.9	40.4	-	-
Other accrued liabilities	227.1	218.1	26.5	132.0
Total current liabilities	538.1	732.5	46.2	158.5

Long-term debt and intersegment long-term debt	289.6	418.8	678.4	536.0
Deferred income tax liabilities	97.5	94.3	0.1	0.1
Retiree health care benefits	56.6	59.6	-	-
Pension liabilities	275.3	246.1	-	-
Other long-term liabilities	64.1	67.4	24.9	21.6
Total Liabilities	1,321.2	1,618.7	749.6	716.2

Total Shareholders' Equity attributable to Snap-on Inc.	1,557.9	1,388.5	135.7	134.4
Noncontrolling interests	16.3	15.9	-	-
Total Shareholders' Equity	1,574.2	1,404.4	135.7	134.4
Total Liabilities and Shareholders' Equity	$2,895.4	$3,023.1	$885.3	$850.6

* Snap-on Inc. with Financial Services on the equity method.
Transactions between Operations and Financial Services were eliminated to arrive at the consolidated financial statements.

CONTACT:
Snap-on Incorporated
Investors:
Leslie Kratcoski
262/656-6121
or
Media:
Richard Secor
262/656-5561